Exhibit 99.1

CenturyLink Announces Cash Tender Offers

MONROE, La., May 15, 2019 — CenturyLink, Inc. (NYSE: CTL) (the “Company” or “CenturyLink”) has commenced cash tender offers (the “Tender Offers”) for up to an aggregate principal amount that will not result in an Aggregate Purchase Price (as defined below) that exceeds $525,000,000 (subject to increase or decrease, the “Aggregate Maximum Tender Amount”) of the debt securities of the Company and certain of its subsidiaries as identified in the table below (collectively, the “Notes”):

Issuer	Title of Notes	CUSIP Number(s) (1)	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Tender Offer Consideration (2)	Early Tender Premium (2)	Total Consideration (2)(3)
Qwest Capital Funding, Inc.	7.750% Notes due 2031 (the “2031 Notes”)	74913EAJ9 74913EAG5 U74902AD6	$241,885,000	1	$900.00	$30.00	$ 930.00
Qwest Capital Funding, Inc.	6.875% Notes due 2028 (the “2028 Notes”)	912912AQ5	$278,920,000	2	$895.00	$30.00	$ 925.00
CenturyLink, Inc.	7.600% Series P Notes due 2039 (the “2039 Notes”)	156700AM8	$729,792,000	3	$855.00	$30.00	$ 885.00
CenturyLink, Inc.	7.650% Series U Notes due 2042 (the “2042 Notes”)	156700AT3	$605,267,000	4	$855.00	$30.00	$ 885.00
Centel Capital Corporation	9.000% Notes due 2019* (the “Centel Notes”)	15133KAC7	$150,000,000	5	$970.00	$30.00	$1,000.00
CenturyLink, Inc.	6.150% Series Q Notes due 2019* (the “2019 Notes”)	156700AN6	$250,000,000	6	$978.75	$30.00	$1,008.75

*	The Centel Notes and the 2019 Notes are not subject to a related Consent Solicitation.
(1)	No representation is made as to the correctness or accuracy of the CUSIP numbers. They are provided solely for the convenience of holders of the Notes.
(2)

Per $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by the Company. Excludes Accrued Interest (as defined below), which will be paid on Notes accepted for purchase as described below.

(3)	Includes the Early Tender Premium (as defined below) for Notes validly tendered prior to the Early Tender Date (as defined below) (and not validly withdrawn) and accepted for purchase.

The “Aggregate Purchase Price” refers to the aggregate amount that all holders of Notes are entitled to receive, excluding Accrued Interest, for their Notes that are validly tendered and accepted for purchase by the Company in connection with the Tender Offers.

In conjunction with the Tender Offers for each of the 2031 Notes, the 2028 Notes, the 2039 Notes, and the 2042 Notes, the Company also commenced solicitations (each, a “Consent Solicitation” and, collectively, the “Consent Solicitations”), on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement and the accompanying Letter of Transmittal and Consent, of consents (each, a “Consent” and, collectively, the “Consents”) from holders of such series of Notes to amend certain provisions (the “Proposed Amendments”) of the indenture of Qwest Capital Funding, Inc. (“QCF”), dated as of June 29, 1998 (as supplemented, the “1998 Indenture”) or the indenture of the Company, dated as of March 31, 1994 (as supplemented, the “1994 Indenture”), under which the applicable series of Notes were issued (each, an “Indenture” and, collectively, the “Indentures”). Subject to the terms and conditions of the Consent Solicitations, the Proposed Amendments would amend the applicable Indenture as described herein to, among other things, eliminate substantially all of the restrictive covenants and certain events of default under the Indentures and modify certain notice requirements for redemption of the applicable series of Notes issued under the Indentures, in each case applicable to such series of Notes for which the Proposed Amendments are adopted.

If there is a Consent Solicitation with respect to a series of Notes, holders may not tender such Notes without delivering their Consents pursuant to the related Consent Solicitation and may not deliver Consents without tendering their Notes pursuant to the related Tender Offer.

The terms and conditions of the Tender Offers and Consent Solicitations are described in an Offer to Purchase and Consent Solicitation Statement, dated May 15, 2019 (the “Offer to Purchase and Consent Solicitation”), and the accompanying Letter of Transmittal and Consent. The amounts of each series of Notes to be purchased may be prorated as set forth in the Offer to Purchase and Consent Solicitation.

The order of priority for the purchase of the Notes (the “Acceptance Priority Levels”) is shown in the table above, with “1” being the highest Acceptance Priority Level and “6” being the lowest Acceptance Priority Level. The Tender Offers and the Consent Solicitations will expire at midnight, New York City time, at the end of the day on June 12, 2019, unless extended by the Company with respect to any Tender Offer (such date and time, as it may be extended, the “Expiration Date”) or earlier terminated. No tenders of Notes or deliveries of related Consents submitted after the Expiration Date will be valid.

Subject to the terms and conditions of the Tender Offers and the Consent Solicitations, the consideration for each $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by the Company pursuant to the Tender Offers will be the tender offer consideration for such series of Notes set forth in the table above (with respect to each series of Notes, the “Tender Offer Consideration”). Holders of Notes that are validly tendered (with Consents that have been validly delivered, if applicable) and not validly withdrawn (and Consents not revoked, if applicable) at or prior to 5:00 p.m., New York City time, on May 29, 2019 (such date and time, as it may be extended, the “Early Tender Date”) and accepted for purchase by the Company pursuant to the Tender Offers will be entitled to receive the applicable Tender Offer Consideration for such series, plus the applicable early tender premium for such series of Notes set forth in the table above (the “Early Tender Premium” and, together with the applicable Tender Offer Consideration, the “Total Consideration”), subject to the terms and conditions of the Tender Offers and the Consent Solicitations. Holders of Notes that are validly tendered (with Consents that have been validly delivered, if applicable) after the Early Tender Date but before the Expiration Date and accepted for purchase by the Company pursuant to the Tender Offers will not be eligible to receive the Early Tender Premium. All Notes validly tendered and accepted for purchase by the Company will, in addition to the applicable consideration set forth in the table above, be entitled to accrued and unpaid interest on such Notes from the last interest payment date with respect to those Notes to, but not including, the applicable Settlement Date (as defined below) (“Accrued Interest”).

Tendered Notes may be validly withdrawn, and delivered Consents may be revoked, at or prior to 5:00 p.m., New York time, on May 29, 2019, unless extended by the Company with respect to any Tender Offer (or Consent Solicitation, as applicable) (such date and time, as it may be extended, the “Withdrawal Deadline”). Holders who validly tender their Notes (and validly deliver any related Consents) after the Withdrawal Deadline, but prior to the Expiration Date, may not validly withdraw their tendered Notes (and may not revoke their Consents, if applicable).

The Company reserves the right, but is under no obligation, to increase or decrease the Aggregate Maximum Tender Amount at any time, in each case without extending the Early Tender Date or the Withdrawal Deadline for any Tender Offer or otherwise reinstating withdrawal or revocation rights of holders, subject to applicable law, which could result in the Company purchasing a greater or lesser amount of Notes in the Tender Offers.

The Company reserves the right, but is under no obligation, at any point following the Early Tender Date and before the Expiration Date, subject to the satisfaction or waiver of the conditions to the Tender Offers and the Consent Solicitations, to accept for purchase any Notes validly tendered (with Consents that have been validly delivered, if applicable) and not validly withdrawn (and Consents not revoked, if applicable) at or prior to the Early Tender Date (the settlement date of such purchase being the “Early Settlement Date”), subject to the Aggregate

Maximum Tender Amount, the Acceptance Priority Levels and proration. The Early Settlement Date will be determined at the Company’s option and is currently expected to occur on May 31, 2019, the second business day after the Early Tender Date, assuming that all conditions to the Tender Offers and the Consent Solicitations have been either satisfied or duly waived by the Company. The Company will purchase any remaining Notes that have been validly tendered (with Consents that have been validly delivered, if applicable) and not validly withdrawn (and Consents not revoked, if applicable) at or prior to the Expiration Date and that the Company accepts for purchase, subject to all conditions to the Tender Offers and the Consent Solicitations having been either satisfied or duly waived by the Company, promptly following the Expiration Date (the settlement date of such purchase being the “Final Settlement Date”; the Final Settlement Date and the Early Settlement Date each being a “Settlement Date”), subject to the Aggregate Maximum Tender Amount, the Acceptance Priority Levels and proration. The Final Settlement Date is expected to occur on June 14, 2019, the second business day following the Expiration Date, assuming that the conditions to the Tender Offers and the Consent Solicitations are satisfied or waived and Notes having an aggregate purchase price equal to the Aggregate Maximum Tender Amount are not purchased on the Early Settlement Date.

Subject to the Aggregate Maximum Tender Amount and proration and the satisfaction or waiver of the conditions to the Tender Offers and the Consents Solicitation by the Company, the Company will accept Notes for purchase as follows: (1) with respect to Notes tendered at or before the Early Tender Date, all Notes tendered at or before the Early Tender Date having a higher Acceptance Priority Level will be accepted before any Notes tendered at or before the Early Tender Date having a lower Priority Acceptance Level are accepted; (2) with respect to Notes tendered after the Early Tender Date, all Notes validly tendered after the Early Tender Date having a higher Acceptance Priority Level will be accepted before any Notes tendered after the Early Tender Date having a lower Acceptance Priority Level are accepted; however, (3) if the Tender Offers are not fully subscribed as of the Early Tender Date, Notes tendered at or before the Early Tender Date will be accepted for purchase in priority to other Notes tendered after the Early Tender Date, even if such Notes tendered after the Early Tender Date have a higher Acceptance Priority Level than Notes tendered prior to the Early Tender Date, in all cases as further described in the Offer to Purchase and Consent Solicitation.

Acceptance of tenders of any Notes may be subject to proration if the aggregate principal amount for any series of Notes validly tendered and not validly withdrawn would result in an Aggregate Purchase Price for such Notes that exceeds the Aggregate Maximum Tender Amount. In the event of any proration of a series of Notes, if there is a Consent Solicitation with respect to such prorated series of Notes, the Consents delivered with respect to such series of Notes shall be null and void and the Requisite Consent (as defined below) will be deemed not to have been obtained with respect to such series of Notes. If the aggregate principal amount of Notes validly tendered at or before the Early Tender Date results in an Aggregate Purchase Price that equals or exceeds the Aggregate Maximum Tender Amount, the Company will not accept for purchase any Notes tendered after the Early Tender Date, unless the Aggregate Maximum Tender Amount is increased.

None of the Tender Offers is conditioned upon the tender of a minimum amount of Notes, the consummation of any other Tender Offer in respect of any other series of Notes or obtaining any Requisite Consent. The adoption of the Proposed Amendments with respect to any series of Notes is not conditioned upon the consummation of any other Consent Solicitation or adoption of the Proposed Amendments in respect of any other series of Notes or obtaining any Requisite Consent with respect to any other series of Notes.

CenturyLink and QCF, as applicable, intend to execute a supplement to each Indenture (each, a “Supplemental Indenture”) with the applicable trustee with respect to the Proposed Amendments to the applicable Indenture if the requisite consents to effect such Proposed Amendments (the “Requisite Consents”) are received, as described in the Offer to Purchase and Consent Solicitation.

Each Supplemental Indenture will become effective upon execution, but will provide that the Proposed Amendments applicable to a series of Notes will not become operative unless the Company accepts for purchase all validly tendered (and not withdrawn) Notes of such series in the applicable Tender Offer.

The Company may individually amend, extend or, subject to certain conditions and applicable law, terminate each Tender Offer or Consent Solicitation, if applicable, at any time in its sole discretion. Full details of the terms and conditions of the Tender Offers and the Consent Solicitations are described in the Offer to Purchase and Consent Solicitation and the accompanying Letter of Transmittal and Consent, which are being sent by the Company to holders of the Notes. Holders of the Notes are encouraged to read these documents, as they contain important information regarding the Tender Offers and the Consent Solicitations.

The Company has retained Citigroup Global Markets Inc., BofA Merrill Lynch, J.P. Morgan Securities LLC and RBC Capital Markets, LLC to act as the dealer managers for the Tender Offers and the solicitation agents for the Consent Solicitations. Questions and requests for assistance regarding the terms of the Tender Offers and the Consent Solicitations should be directed to Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect), BofA Merrill Lynch at (888) 292-0070 (toll-free) or (980) 386-6026 (collect), J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-6950 (collect) or RBC Capital Markets, LLC at (877) 381-2099 (toll-free) or (212) 618-7843 (collect). Requests for copies of the Offer to Purchase and Consent Solicitation and other documents relating to the Tender Offers and the Consent Solicitations may be directed to Global Bondholder Services Corporation, the tender agent and information agent for the Tender Offers, at (212) 430-3774 (for banks and brokers only) or (866) 924-2200 (toll-free) (for all others) or contact@gbsc-usa.com.

None of the Company, its boards of directors or directors, the dealer managers and solicitation agents, the tender agent and information agent or the trustees with respect to the Notes or any of the Company’s affiliates is making any recommendation as to whether holders should tender any Notes in response to the Tender Offers or deliver any Consents pursuant to the Consent Solicitations, and no one has been authorized by any of them to make such a recommendation. Holders must make their own independent decision as to whether to tender their Notes and, if applicable, to deliver their Consents, and, if so, the principal amount of Notes as to which action is to be taken.

The Tender Offers and the Consent Solicitations are only being made pursuant to the Offer to Purchase and Consent Solicitation and the accompanying Letter of Transmittal and Consent. This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes in the Tender Offers. The Tender Offers and the Consent Solicitations are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers and the Consent Solicitations are required to be made by a licensed broker or dealer, the Tender Offers and the Consent Solicitations will be deemed to be made on behalf of the Company by the dealer managers and solicitation agents, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About CenturyLink

CenturyLink (NYSE: CTL) is the second largest U.S. communications provider to global enterprise customers. With customers in more than 60 countries and an intense focus on the customer experience, CenturyLink strives to be the world’s best networking company by solving customers’ increased demand for reliable and secure connections. The company also serves as its customers’ trusted partner, helping them manage increased network and IT complexity and providing managed network and cyber security solutions that help protect their business.

Forward Looking Statements

Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: our ability to consummate the tender offers and consent solicitations; the possibility that our existing noteholders will not be receptive to the tender offers or consent solicitations, as applicable; corporate developments that could preclude, impair or delay the aforementioned transactions due to restrictions under the federal securities laws; changes in the credit ratings of CenturyLink; changes in our cash requirements, financial position, financing plans or investment plans; changes in general market, economic, tax, regulatory or industry conditions; and other risks referenced from time to time in our filings with the U.S. Securities and Exchange Commission (“SEC”). For all the reasons set forth above and in our SEC filings, you are cautioned not to unduly rely upon our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and our assumptions as of such date. We may change our intentions, strategies or plans (including our plans expressed herein) without notice at any time and for any reason.

Media Relations Contact:	Investor Relations Contact:
D. Nikki Wheeler Nikki.Wheeler@CenturyLink.com	Mark Stoutenberg Mark.Stoutenberg@CenturyLink.com
+1 720-888-0560	+1 720-888-1662

5